Filed Pursuant to Rule 424(b)5

Registration Statement #333-114091
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 1, 2004)

$150,000,000

5.125% Senior Notes Due April 15, 2014

       Webster Financial Corporation is offering and selling 5.125% Senior Notes due April 15, 2014. The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, will mature on April 15, 2014 and will bear interest at a fixed rate of 5.125% per year. Interest on the notes will be payable semiannually on April 15 and October 15 of each year, beginning October 15, 2004. The notes may not be redeemed, in whole or in part, prior to maturity.

      The notes will be unsecured obligations of ours and will rank equally with all our existing and future unsecured and unsubordinated indebtedness. Because Webster Financial Corporation is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of our subsidiaries’ creditors and preferred equity holders.

      Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

      The notes are not deposits or obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering		Proceeds to Webster
	Price(1)	Underwriting Commission	Financial Corporation(2)

Per note	99.520%	0.650%	98.870%

Total	$149,280,000	$975,000	$148,305,000

(1)	Plus accrued interest, if any, from April 12, 2004.

(2)	Before deducting expenses of the offering, estimated to be $495,000.

     It is expected that delivery of the notes in book-entry form only will be made through the facilities of The Depository Trust Company on or about April 12, 2004 against payment therefor in immediately available funds.

Sandler O’Neill & Partners, L.P.

Sole Book-Running Lead Manager

Keefe, Bruyette & Woods	Friedman Billings Ramsey

The date of this prospectus supplement is April 6, 2004.

Prospectus Supplement

Prospectus

Cautionary Note Regarding Forward-Looking Statements	1
About This Prospectus	2
Where You Can Find More Information	2
Incorporation of Certain Documents by Reference	3
Webster Financial	4
The Trusts	4
Ratios of Earnings to Fixed Charges	5
Use of Proceeds	6
The Securities We May Offer	6
Description of Debt Securities	7
Description of Common Stock	30
Description of Preferred Stock	32
Description of Depositary Shares	37
Description of Warrants	40
Description of Trust Preferred Securities	42
Description of Guarantees	51
Description of Purchase Contracts	55
Description of Units	56
Plan of Distribution	56
Legal Matters	58
Experts	58

      This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this notes offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus.

      If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell the notes, and seeking offers to buy the notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sales of the notes. In this prospectus supplement and the accompanying prospectus, references to “Webster Financial,” “we,” “our” and “us” mean Webster Financial Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, especially the section entitled “Where You Can Find More Information” on page 2 of the accompanying prospectus and the section entitled “Risk Factors‘ beginning on page S-7 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making a decision to invest in the notes.

Webster Financial Corporation

      Webster Financial Corporation (“Webster Financial”), through its subsidiaries, Webster Bank, Webster Insurance, Inc. and Fleming, Perry & Cox, delivers financial services to individuals, families and businesses primarily in Connecticut, and equipment financing, asset-based lending and mortgage origination throughout the United States. Webster Bank provides business and consumer banking, mortgage origination and lending, trust and investment services and insurance services through 119 banking and other offices, 233 ATM’s and its Internet website.

      Webster Bank was founded as a mutual institution in 1935 and converted to a stock institution in 1986. In February 2004, Webster Bank received approval from the Office of the Comptroller of the Currency to convert to a national bank charter. As part of the conversion, in April 2004, Webster Financial received approval from the Board of Governors of the Federal Reserve System to become a bank holding company and to be treated as a financial holding company. The conversion and the change to financial holding company status are expected to be completed during the second quarter of 2004.

      In March 2004, Webster Financial completed the acquisition of Phoenix National Trust Company of Hartford, Connecticut from the Phoenix Companies, Inc. Phoenix offers trust, custody and other financial services. In connection with Webster Bank’s conversion to a national charter, Phoenix will become part of Webster Financial Advisors, the investment and trust division of Webster Bank.

      In October 2003, Webster Financial announced a definitive agreement to acquire FIRSTFED AMERICA BANCORP, INC. (“FIRSTFED”), headquartered in Swansea, Massachusetts. FIRSTFED is the holding company of First Federal Savings Bank of America, a federally chartered thrift with $2.6 billion in assets as of December 31, 2003 and with 26 branches; 19 in Massachusetts and 7 in Rhode Island. The merger is subject to customary closing conditions, including approval by regulatory authorities and FIRSTFED shareholders, and is expected to close in the second quarter of 2004.

      Since October 17, 2002, Webster Financial’s common stock has traded on the New York Stock Exchange under the symbol of “WBS”. Prior to that date, Webster Financial’s common stock traded on the NASDAQ under the symbol “WBST”.

      Webster Financial, on a consolidated basis, at December 31, 2003 and 2002 had total assets of $14.6 billion and $13.5 billion, total securities of $4.3 billion and $4.1 billion and total loans of $9.2 billion and $7.9 billion, respectively. At December 31, 2003 and 2002, consolidated total deposits were $8.4 billion and $7.6 billion, respectively, and shareholders’ equity was $1.2 billion and $1.0 billion, respectively.

      Our executive offices are at Webster Plaza, Waterbury, Connecticut 06702. Our telephone number is (800) 325-2424. Our web site is www.websteronline.com. The reference to our web site is not intended to be an active link and the information on our web site is not, and you must not consider the information to be, a part of this prospectus supplement.

Risk Factors

      Investing in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

The Offering

Securities Offered	$150,000,000 aggregate principal amount of 5.125% Senior Notes due April 15, 2014.

Issuer	Webster Financial Corporation.

Maturity Date	April 15, 2014.

Issue Price	99.520% of the principal amount per note plus accrued interest, if any, from the date of issuance.

Interest	We will pay interest on the notes semi-annually on April 15 and October 15 of each year beginning October 15, 2004, at a rate of 5.125% per annum.

Ranking	The notes will be unsecured obligations of ours and will rank equally with all our existing and future unsecured and unsubordinated indebtedness.

Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of our subsidiaries’ creditors and preferred equity holders.

Redemption	The notes are not redeemable prior to maturity.

Certain Covenants	We will issue the notes under an indenture dated as of April 12, 2004 (as supplemented by a supplemental indenture with respect to the notes, the “indenture”) between us and The Bank of New York. The indenture includes several covenants which will, among other things, restrict our ability and the ability of our subsidiaries to:

• Dispose of voting stock of certain subsidiaries; or

• Incur liens on certain capital stock. For more details, see the section in this prospectus supplement entitled “Description of the Notes” under the heading “Covenants,” see — “Description of Debt Securities — Description of Senior Debt Securities and Senior Subordinated Debt Securities — Additional Covenants and/or Modifications to the Covenant Described Above” in the accompanying prospectus and also read the indenture.

Trustee	The Bank of New York will act as indenture trustee under the indenture pursuant to which the notes will be issued.

Use of Proceeds	We intend to use the net proceeds from this offering to partially fund the approximately $185 million cash portion of the purchase price of the FIRSTFED acquisition. If the acquisition of FIRSTFED is not consummated, we intend to use the net proceeds from this offering for general corporate purposes. For more details, see the section in this prospectus supplement under the heading “Use of Proceeds.”

Denomination; Form	The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. Each of the notes will be evidenced by one or more global notes deposited with the trustee for the notes, as custodian for the Depository Trust Company, or DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes — General and Book-Entry, Delivery and Form.”

Rating	The notes have been rated Baa3 by Moody’s Investors Service Inc., BBB- by Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. and BBB by Fitch, Inc. We cannot assure you these ratings will not change in the future.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

RISK FACTORS

      An investment in the notes involves various risks. You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below are not the only risks applicable to us. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Related to Our Business

Our Commercial Real Estate, Commercial and Consumer Loans Expose Us To Increased Lending Risks; Concentration of Residential Real Estate Loans in Connecticut

      At December 31, 2003, the composition of our loan portfolio was as follows:

•	residential real estate loans of $3.7 billion, or 40.6% of total loans,

•	commercial business loans of $2.0 billion, or 22.2% of total loans,

•	consumer loans of $2.2 billion, or 23.3% of total loans; and

•	commercial real estate loans of $1.3 billion, or 13.9% of total loans,

      Commercial real estate, commercial business and consumer loans expose a lender to a greater risk of loss than one- to four-family residential loans. Commercial real estate and commercial loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to consumer loans and one- to four-family residential loans. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to one consumer loan or residential mortgage.

      Approximately 68% of the residential mortgage portfolio is secured by properties located in Connecticut. Any national or regional economic decline affecting Connecticut’s economy could have a material adverse effect on us.

Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition

      Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations are substantially dependent on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. As a general matter, if our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in our average interest rate spread and net interest income, while a decrease in interest rates generally would result in an increase in our average interest rate spread and net interest income. Conversely, if our interest-earning assets reprice or mature more quickly than our interest-bearing liabilities, an increase in interest rates generally would result in an increase in our average interest rate spread and net interest income, while a decrease in interest rates generally would result in a decrease in our average interest rate spread and net interest income.

      Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. At December 31, 2003, the value of our available-for-sale securities portfolio totaled $4.1 billion, with net unrealized gains of $26.7 million. Changes in the unrealized gains and losses on our securities available-for-sale could have an adverse effect on stockholders’ equity.

      We are also subject to reinvestment risk relating to interest rate movements. Changes in interest rates can affect the average life of loans and mortgage related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest such prepayments at rates that are comparable to the rates on existing loans or securities.

If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Impacted As Borrowers’ Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases

      Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property pledged as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

Our Growth and Expansion May Be Limited By Many Factors

      We have pursued and intend to continue to pursue an internal growth strategy, the success of which will depend primarily on generating an increasing level of loans and deposits at acceptable risk and interest rate levels without corresponding increases in noninterest expenses.

      In addition, we may acquire banks, related businesses or branches of other financial institutions that we believe provide a strategic fit with our business. To the extent that we grow through acquisitions, we cannot assure you that we will be able to adequately or profitably manage this growth. Acquiring other banks, businesses, or branches involves risks commonly associated with acquisitions, including:

•	exposure to unknown or contingent liabilities of banks, businesses or branches we acquire,

•	exposure to asset quality issues of the acquired banks, businesses or branches,

•	difficulty and expense of integrating the operations and personnel of banks, businesses or branches we acquire,

•	potential disruption to our business,

•	potential diversion of our management’s time and attention, and

•	possible loss of key employees and customers of the banks, businesses or branches we acquire.

Risks Related to The Offering

The Notes Will Be Effectively Subordinated to any Future Secured Obligations of Webster Financial and to the Obligations of Webster Financial’s Subsidiaries

      The notes will be unsecured unsubordinated obligations of Webster Financial and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing that indebtedness. Webster Financial has no secured debt outstanding as of the date of this prospectus supplement. However, the indenture governing the notes does not limit the incurrence of additional indebtedness by Webster Financial, including indebtedness senior to the notes, or by Webster Bank.

      The notes will be obligations of Webster Financial only, are not obligations of or deposits in Webster Bank, and are not insured by any government or private agency. Because Webster Financial is a holding company, its rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of Webster Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, or insolvency of Webster Bank (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of the creditors of Webster Bank (including depositors in Webster Bank). If Webster Financial is a creditor of Webster Bank, the claims of Webster Financial would be subject to any prior security interest in the assets of Webster Bank and any indebtedness of Webster Bank senior to that of Webster Financial.

      The notes are also effectively subordinated to all of the liabilities of Webster Bank and Webster Financial’s other subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under Webster Financial’s indebtedness, including the notes, or to make any funds available to make payments on the notes, whether by paying dividends or otherwise.

There Is No Established Trading Market for the Notes Which Could Make It More Difficult For You to Sell Your Notes and Could Adversely Affect Their Price

      The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell your notes. If the notes are traded after their initial issuance, they may trade at a discount, depending upon:

•	our financial condition;

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors beyond our control, including general economic conditions.

      We do not intend to apply for a listing or quotation of the notes on any securities exchange. We cannot assure you of the development or liquidity of any trading market for the notes following the offering.

We Depend Primarily On Cash Dividends From Our Subsidiary, Webster Bank, to Meet Our Cash Obligations. Failure of Webster Bank to Pay Sufficient Cash Dividends Would Prevent Us From Paying Interest on the Notes or the Principal of the Notes at Maturity

      Webster Financial is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets held by the consolidated companies are held by Webster Financial’s subsidiaries, in particular, Webster Bank. As a holding company, dividends from Webster Bank provide a substantial portion of Webster Financial’s cash flow, which will be used to pay interest on the notes. Various regulatory provisions limit the amount of dividends Webster Bank can pay to Webster Financial without regulatory approval. In certain cases, regulatory authorities may even prohibit Webster Bank from paying dividends to Webster Financial. Dividends paid by Webster Bank to Webster Financial totaled $70.0 million and $180.0 million for 2003 and 2002, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus and the information incorporated by reference in them includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	the effect of general economic, business or industry conditions or competition;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products, demand for financial services;

•	changes in the quality or composition of Webster Bank’s loan and investment portfolios;

•	changes in interest rates;

•	change in any applicable law, rule, regulation, policy or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting issues or otherwise;

•	adverse changes or conditions in capital or financial markets; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

      Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations.

      The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date on the front of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

USE OF PROCEEDS

      We estimate that the net proceeds from the sale of the notes will be approximately $147,810,000 million after deducting the underwriting discount and estimated expenses payable by us.

      We intend to use the net proceeds from this offering to partially fund the approximately $185 million cash portion of the purchase price of the FIRSTFED acquisition. If the acquisition of FIRSTFED is not consummated, we intend to use the net proceeds from this offering for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

      Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Year Ended December 31,

	1999	2000	2001	2002	2003

Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	1.97	1.90	2.18	2.65	2.80
Including Interest on Deposits	1.40	1.41	1.53	1.81	1.98

DESCRIPTION OF THE NOTES

      The notes offered by this prospectus supplement are a series of “senior debt securities” as defined and described in the accompanying prospectus. The following description of the particular material terms of the notes supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the senior debt securities and the related indenture contained in the prospectus.

      We will issue the notes under an indenture between us and The Bank of New York, as trustee. We have summarized selected provisions of the notes and the indenture below. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information” in the accompanying prospectus.

      Capitalized terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the prospectus, in the indenture.

General

      The notes will constitute a separate series of senior debt securities under the indenture, initially limited to $150 million aggregate principal amount. We may, without the consent of any of the holders of the notes, create and issue additional senior debt securities so that those additional senior debt securities would form a single series with the notes.

      The notes will mature on April 15, 2014 and are not subject to redemption prior to maturity. The notes will bear interest at the rate of 5.125% per year, accruing from April 12, 2004. Interest on the notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2004, to the persons in whose names the notes are registered at the close of business on the preceding March 31 and September 30, respectively. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

      If any interest payment date or the maturity date of the notes is not a business day in The City of New York, then payment of the principal and interest may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date or maturity date, as the case may be.

      The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will be issued in book-entry form only and represented by one or more global notes registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except under the limited circumstances described below under “— Book-Entry, Delivery and Form”.

      We will maintain an office or agency in the Borough of Manhattan, The City of New York, where notes may be surrendered for payment, registration of transfer or exchange and where notices and demands in respect of the notes and the indenture may be delivered to us. That office or agency will initially be the corporate trust office of the trustee, which is currently located at 101 Barclay Street, New York, New York 10286. However, so long as the notes are in book-entry form, you will receive payments and may transfer notes only through the facilities of DTC and its direct and indirect participants. See “— Book-Entry, Delivery and Form”.

      So long as the notes are in book-entry form, we will make payments on the notes to DTC, or its nominee, as the registered owner of the notes. If notes are issued in definitive certificated form under the limited circumstances described under “— Book-Entry, Delivery and Form,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by transfer to accounts maintained by the payees with banks located in the United States.

      The notes will not be subject to, or entitled to the benefits of, a sinking fund or to repurchase by us at the option of the holders. In addition, the notes will not be convertible into, or exchangeable for, any other securities.

Ranking

      The notes will be unsecured and unsubordinated obligations of Webster Financial and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. However, the notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. As a result of our holding company structure, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities and preferred equity of our subsidiaries. See “Description of Debt Securities — Description of Senior Debt Securities and Senior Subordinated Debt Securities — Ranking — Structural Subordination” in the accompanying prospectus. At December 31, 2003, our subsidiaries had outstanding indebtedness and other liabilities (excluding deposits in Webster Bank) aggregating approximately $4.7 billion. Webster Bank had $8.4 billion in deposit liabilities at that date.

Covenants

      Limitation Upon Disposition of Voting Stock of Certain Subsidiaries. We may not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit any direct or indirect majority owned entity of ours to sell, assign, pledge, transfer or otherwise dispose of, any voting stock or any security convertible into or options, warrants or rights to subscribe for or purchase, voting stock of a principal constituent bank of ours or any subsidiary of ours which owns voting stock in a principal constituent bank of ours.

      This restriction does not apply to dispositions made by us or any of our subsidiaries:

•	acting in a fiduciary capacity for any person other than us or any of our subsidiaries;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger or consolidation of a principal constituent bank of ours with or into a wholly-owned subsidiary or a majority-owned banking subsidiary of ours or other bank, as long as we own, directly or indirectly, in the entity surviving that merger or consolidation, not less than the percentage of voting stock we owned in our principal constituent bank prior to that transaction;

•	if the sale, assignment, pledge, transfer, issuance or other disposition is for fair market value as determined by our board of directors, and if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of that principal constituent bank or subsidiary which owns voting stock in a principal constituent bank of ours;

•	if a principal constituent bank of ours sells additional shares of voting stock to its stockholders at any price, if, after that sale, we own directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•	if we or a subsidiary of ours pledges or creates a lien on the voting stock of a principal constituent bank of ours to secure a loan or other extension of credit by a majority-owned banking subsidiary of ours subject to Section 23A of the Federal Reserve Act.

      The term “principal constituent bank” means Webster Bank or other banking subsidiary that has consolidated assets equal to 35% or more of our consolidated assets. Currently, our only principal constituent bank is Webster Bank. The term “subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. The term “voting stock” means stock having voting power for the election of directors or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

      Limitation upon Liens on Capital Stock of Certain Subsidiaries. Except as provided under “Limitation Upon Disposition of Voting Stock of Certain Subsidiaries”, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

      This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Events of Default

      The following are events of default under the indenture with respect to the notes:

•	default in the payment of any interest on the notes when due, which continues for 30 days;

•	default in the payment of any principal of or premium on the notes when due;

•	default in the performance of any other obligation contained in the indenture for the benefit of the notes, which continues for 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization of us or any significant subsidiary; and

•	the occurrence of an event of default under any of our other indebtedness or the indebtedness of any principal constituent bank of ours as a result of which indebtedness of ours or such principal constituent bank in excess of $10.0 million aggregate principal amount shall be or become due and payable prior to the date on which the same would otherwise become due and payable and such acceleration has not been annulled or rescinded within 30 days of notice of such acceleration (as used herein, “indebtedness” shall not include any transaction (including an agreement with respect thereto) that is an interest rate swap, interest rate option, equity or equity index swap, equity or equity index option, bond or bond index swap, bond or bond index option, or similar transaction, or any combination thereof, entered into by a principal constituent bank of ours in the ordinary course of its business).

      If an event of default with respect to the notes occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately (other than an event of default arising from specified events in bankruptcy, insolvency or reorganization, in which case the principal of the notes, premium, if any, and all unpaid interest thereon shall be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the notes).

Book-Entry, Delivery and Form

      The notes will be issued in book-entry form and represented by one or more permanent global notes. The depositary for the global notes will be DTC. The global notes will be deposited with, or on behalf of, DTC and registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by DTC to its nominee or by a nominee to DTC or another nominee of DTC, or by DTC or its nominee to a successor to DTC or to a nominee of a successor to DTC.

      DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

      Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of a note (the “beneficial owner”) is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except under the limited circumstances described below.

      To facilitate subsequent transfers, all notes deposited with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct or indirect participants are responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

      In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. (nor such other DTC nominee) will give consents for or vote the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

      Principal and interest payments on the notes will be made by us to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC, in immediately available funds. DTC has advised us that its practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on the relevant payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, any agents, or us, subject to any statutory or regulatory requirements in effect. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of our agents, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct participants and indirect participants.

      Except under the limited circumstances described below, purchasers of notes in this offering will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in notes.

      A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and must effect delivery of such notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records.

      DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or to our agents.

      Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

      As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the global notes. However, if

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes, or if DTC ceases to be a clearing agency registered under the Securities Exchange Act if so required by applicable law or regulation, and a successor is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes, or

•	an event of default under the indenture has occurred and is continuing with respect to the notes,

we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form in authorized denominations registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

      We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes certain material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986 (the “Code”), United States Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. The discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, S corporations or partnerships, expatriates, tax-exempt organizations, persons holding the notes as part of a straddle, hedge or conversion transaction, and persons with a functional currency other than the U.S. dollar. In addition, this discussion is limited to persons who purchased the notes for cash at the issue price shown on the front cover of this prospectus supplement. Moreover, the effect of any applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

      As used herein, “United States Holder” means a beneficial owner of notes who or that is:

      (1) a citizen or resident of the United States,

(2)	a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States or a political subdivision thereof,

(3)	an estate, the income of which is subject to United States federal income taxation regardless of its source, or

(4)	a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

      As used herein, a “non-United States Holder” means a beneficial owner of notes, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

      If a partnership (including for this purpose any entity treated as a partnership for United States tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership, and partners in such partnership, are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning, and disposing of the notes.

      We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

      Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

United States Holders

      Interest. Interest on the notes generally will be taxable to a United States Holder as ordinary income at the time that it is paid or accrued, in accordance with the United States Holder’s method of accounting for United States federal income tax purposes.

      Sale or Retirement of a Note. A United States Holder of a note will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such note in an amount equal to the difference between:

(1)	the amount of cash and the fair market value of other property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income); and

(2)	the United States Holder’s adjusted tax basis in such note. A United States Holder’s adjusted tax basis in a note will, in general, be the price paid for the note by the United States Holder.

      Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the note has been held by the United States Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

      Interest. Interest paid to a non-United States Holder of the notes will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

(1)	the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock,

(2)	the non-United States Holder is not

(a)	a controlled foreign corporation that is related to us through stock ownership or

(b)	a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(3)	the beneficial owner of the note provides a certification, signed under penalties of perjury, that it is not a United States person. Such certification is generally made on an IRS Form W-8BEN or a suitable substitute form.

      Interest paid to a non-United States Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

      A non-United States Holder will generally be subject to tax in the same manner as a United States Holder with respect to interest if such amounts are effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-United States Holder. Such effectively connected income received by a non-United States Holder which is a corporation may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

      To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-United States Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI (or a suitable substitute form), as applicable. Such certificate must contain, among other information, the name and address of the non-United States Holder.

      Non-United States Holders should consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

      Sale of Notes. A non-United States Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of a note unless:

(1)	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange and certain other conditions are met, or

(2)	the gain is effectively connected with the conduct of a trade or business of the non-United States Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

      A non-United States Holder will generally be subject to tax in the same manner as a United States Holder with respect to gain realized on the sale or exchange of a note if such gain is effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-United States Holder. In certain circumstances, a non-United States Holder which is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

Information Reporting and Backup Withholding

      Certain non-corporate United States Holders may be subject to information reporting requirements on payments of principal and interest on a note and payments of the proceeds of the sale of a note, and backup withholding tax (currently imposed at a rate of 28%) may apply to such payments if the United States Holder:

(1)	fails to furnish an accurate taxpayer identification number (“TIN”) to the payor in the manner required,

(2)	is notified by the IRS that it has failed to properly report payments of interest or dividends, or

(3)	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

      A non-United States Holder is generally not subject to backup withholding if it certifies as to its status as a non-United States Holder under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-United States Holders. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States Holder resides.

      The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

      The payment of the proceeds from the disposition of a note to or through a non-United States office of a non-United States broker that is not a “United States related person,” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

(1)	a controlled foreign corporation for United States federal income tax purposes,

(2)	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business, or

(3)	a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

      In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-United States Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

      Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the requisite procedures are followed.

      Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

UNDERWRITING

      Sandler O’Neill & Partners, L.P. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated April 6, 2004, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter’s name:

Underwriter	Principal Amount of Notes

Sandler O’Neill & Partners, L.P.	$90,000,000
Keefe, Bruyette & Woods, Inc.	37,500,000
Friedman Billings Ramsey & Co., Inc.	22,500,000

Total	$150,000,000

      The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

      The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from April 12, 2004 to the date of delivery of the notes, and to certain dealers at a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.

      The notes consist of a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to apply for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the notes.

      Expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $495,000 and will be paid by us.

      In connection with the offering, Sandler O’Neill & Partners, L.P., as representative of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

      The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.

      Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

      The underwriters have in the past provided, and may in the future provide, investment banking and advisory services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

LEGAL MATTERS

      The legality of the notes offered by this prospectus supplement will be passed upon for us by Hogan & Hartson L.L.P., New York, NY. In addition, certain legal matters will be passed upon for the underwriters by Sidley Austin Brown & Wood LLP, New York, NY.

PROSPECTUS

$750,000,000

Webster Financial Corporation

Debt Securities, Common Stock, Preferred Stock, Depositary
Shares, Purchase Contracts, Units And Warrants

WEBSTER CAPITAL TRUST IV

WEBSTER CAPITAL TRUST V
WEBSTER CAPITAL TRUST VI

Trust Preferred Securities Fully and Unconditionally Guaranteed,

As Described In This Prospectus,
By
Webster Financial Corporation

       By this prospectus, Webster Financial Corporation may offer from time to time:

• debt securities

• common stock
• preferred stock
• depositary shares
• purchase contracts
• units

•	warrants exercisable for debt securities, common stock or preferred stock

      By this prospectus, each of Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI may offer from time to time its trust preferred securities.

      When Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V or Webster Capital Trust VI offers securities, it will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

      You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

      Webster Financial Corporation’s common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

      The offered securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of Webster Financial Corporation and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2004.

PROSPECTUS SUPPLEMENT SUMMARY
Webster Financial Corporation
Risk Factors
The Offering
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WEBSTER FINANCIAL
THE TRUSTS
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any accompanying prospectus supplement and the information incorporated by reference in this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “potential,” or “project” and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	the effect of general economic, business or industry conditions or competition;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products, demand for financial services;

•	changes in the quality or composition of Webster Bank’s loan and investment portfolios;

•	changes in interest rates;

•	change in any applicable law, rule, regulation, policy or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting issues or otherwise;

•	adverse changes or conditions in capital or financial markets; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations.

      The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus (or, in the case of such statements contained in a prospectus supplement, or document incorporated by reference, as of the date on the front of such prospectus supplement or document). We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and/or Webster Capital Trust VI may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000.

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI have not authorized anyone to provide you different information. You should not assume that the information in this prospectus, any prospectus supplement, or in any document incorporated by reference in this prospectus is correct as of any date other than the date on the front of those documents.

      This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3, which can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and which includes exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

      This prospectus provides you with a general description of the offered securities. Each time Webster Financial Corporation, Webster Capital Trust IV, Webster Capital Trust V or Webster Capital Trust VI sells offered securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      References in this prospectus to “Webster Financial,” “we,” “us” and “our” are to Webster Financial Corporation. References to a “Trust” or the “Trusts” are to each or all of Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement and all annual and quarterly reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the SEC’s public reference facility at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

      You may also request copies of these SEC filings upon payment of a duplicating fee by writing to the SEC. These documents are also available to the public from commercial document retrieval services.

      In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet at the “web site” maintained by the SEC at “http://www.sec.gov.”

      Our common shares are listed on The New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at The New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information that we incorporate by reference is considered a part of this prospectus; and

•	the information we file later with the SEC will automatically update information previously contained in or incorporated by reference in this prospectus, and any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded for purposes of this prospectus to the extent that a later statement contained or incorporated by reference in this prospectus is inconsistent with such earlier statement.

      This prospectus incorporates by reference the documents listed below that we have filed with the SEC:

Report	Period of Report or Date Filed

• Annual Report on Form 10-K (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2004 annual meeting of stockholders, which was filed on March 19, 2004)	Year ended December 31, 2003
• Current Reports on Form 8-K	Filed February 20, 2004
• Description of Webster Financial Corporation’s common stock (contained in Registration Statement on Form S-4, as amended (File No. 333-33228))	Filed March 24, 2000

      We incorporate by reference these documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the offered securities described in each applicable prospectus supplement.

      These documents are available without charge to you on the Internet at http://www.websteronline.com or if you call or write to Terrence K. Mangan, Senior Vice President Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (203) 578-2318.

      There are no separate financial statements for the Trusts contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•	Each Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of Webster Financial.

•	Webster Financial guarantees the trust preferred securities of each Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, Webster Financial will pay all fees and expenses related to each Trust and the offering of its preferred securities, including the fees and expenses of the trustee or trustees.

WEBSTER FINANCIAL

      Webster Financial is a Delaware corporation and the holding company of various entities, including Webster Bank, our federal savings bank subsidiary. Some key information about us includes the following:

•	both Webster Financial and Webster Bank are headquartered in Waterbury, Connecticut;

•	deposits at Webster Bank are insured by the Federal Deposit Insurance Corporation;

•	through our subsidiaries, we deliver banking, lending, trust, investment, insurance and other financial services to individuals, families and businesses primarily in Connecticut, and equipment financing, asset-based lending, mortgage origination and financial advisory services to public and private companies throughout the United States;

•	through Webster Bank, we currently provide business and consumer banking, mortgage origination, lending and other financial services from 119 banking offices, 233 automated teller machines and our Internet website (www.websteronline.com);

•	we have established a leading position in the banking and trust and investment services markets in Connecticut; and

•	our principal executive office is located at Webster Plaza, Waterbury, Connecticut 06702, and our telephone number is (203) 578-2476.

      Information contained on our Internet website (www.websteronline.com) is not, and should not be deemed to be, a part of this prospectus.

      In February 2004, the Office of the Comptroller of the Currency approved Webster Bank’s application to convert from a federal savings bank to a national bank. The approval is subject to customary conditions. Webster Financial has also filed a notice to become a bank holding company and a declaration to be a financial holding company with the Board of Governors of the Federal Reserve System. We expect to complete the conversion in the second quarter of 2004.

THE TRUSTS

      Each of the three Trusts, Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI, is a statutory trust formed under Delaware law. Each Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Webster Financial’s junior subordinated debentures;

•	maintain its status as a grantor trust for United States federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

      We will enter into an amended and restated trust agreement for each Trust, referred to in this prospectus as the “trust agreement,” which will state the terms and conditions for that Trust to issue and sell its trust preferred securities and trust common securities.

      All of the trust common securities of each Trust will be directly or indirectly owned by Webster Financial. The trust common securities of each Trust will represent an aggregate liquidation amount equal to at least 3% of such Trust’s total capitalization. The trust preferred securities will represent the remaining 97% of such Trust’s total capitalization. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of such Trust. However, if Webster Financial defaults on the related junior subordinated debentures, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the relevant Trust will be subordinated to the trust preferred securities of such Trust in priority of payment. The trust common securities of each Trust will also carry the right to vote and to appoint, remove or replace the trustees of such Trust.

      The trust preferred securities of each Trust will be guaranteed by us as described in this prospectus.

      Each Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities of each Trust. The trust agreement of each Trust will set forth the duties and obligations of the trustees.

      Prior to the issuance of any trust preferred securities by a Trust, we will ensure that a majority of the trustees of the relevant Trust are persons who are our employees or officers or affiliates and that one trustee of the relevant Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware.

      Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Trust’s business and affairs:

•	The Bank of New York, as property trustee;

•	The Bank of New York (Delaware), as Delaware trustee; and

•	Three of our officers, as administrative trustees.

      Only we, as owner of the trust common securities of each Trust, can remove or replace, or increase or decrease the number of, the trustees of each Trust, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to such Trust, as described under the heading “Description of Trust Preferred Securities — Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trusts and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees.

      The Trusts will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trusts will not have any independent operations. Each Trust exists solely for the reasons summarized above.

      The principal executive office of each Trust is located at Webster Plaza, Waterbury, Connecticut 06702, and the telephone number of each Trust is (203) 578-2476.

RATIOS OF EARNINGS TO FIXED CHARGES

      Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,

	1999	2000	2001	2002	2003

Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	1.97	1.90	2.18	2.65	2.80
Including Interest on Deposits	1.40	1.41	1.53	1.81	1.98

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank and our other subsidiaries to serve as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

      Each Trust will use all proceeds from the sale of the trust common and trust preferred securities to purchase junior subordinated debentures of Webster Financial.

      The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

      Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

THE SECURITIES WE MAY OFFER

      The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the offered securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

      We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/ or

•	warrants exercisable for debt securities, common stock or preferred stock.

      The Trusts may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

      The total dollar amount of all offered securities that we may issue under this prospectus will not exceed $750,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

      We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster Financial. We may also issue junior subordinated debentures, which are described below under “— Description of Junior Subordinated Debentures.”

      The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt of Webster Financial, as described below under “— Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “— Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

      We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “— Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

      Each indenture will be between Webster Financial and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

      The descriptions under the heading “— Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, and the forms of the debt securities, are or will be filed with the SEC as exhibits to the registration statement that includes this prospectus or filed with the

SEC by a Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

      The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular material terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

      Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

      The prospectus supplement relating to any series of debt securities that we may offer will set forth the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

(1) the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

(2) the amount of debt securities issued and any limit on the amount that may be issued;

(3) the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued or whether the debt securities will be offered on a variable price basis;

(4) if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

(5) the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

(6) the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

(7) the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

(8) the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

(9) the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

(10) our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(11) the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

(12) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

(13) any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

(14) whether the debt securities will be issued in certificated or book-entry form;

(15) whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

(16) if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

(17) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

(18) whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

(19) whether the debt securities can be converted into or exchanged for other securities of Webster Financial or trust preferred securities of one or more of the Trusts, and the related terms and conditions;

(20) in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

(21) whether the debt securities will be sold as part of units consisting of debt securities and other securities;

(22) if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(23) any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

(24) any other terms of the debt securities.

      Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

      We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

      We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

      Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction or a change of control involving Webster Financial. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster Financial that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

      For purposes of the descriptions under the heading “— Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster Financial or by one or more other subsidiaries of Webster Financial. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster Financial that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

      Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

      To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster Financial in a liquidation or dissolution of Webster Financial, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster Financial, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of Webster Financial may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

      The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

      The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

      “Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster Financial, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

(1) “existing senior debt,” which means indebtedness of Webster Financial in the amount of $100.8 million evidenced by 8.72% senior notes due 2007 issued pursuant to the several Note Purchase Agreements dated as of November 29, 2000;

(2) other indebtedness of Webster Financial evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

(3) indebtedness of Webster Financial for money borrowed or represented by purchase-money obligations, as defined below;

(4) our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

(5) indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire;

(6) reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

(7) obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

(8) all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

(9) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

      However, clauses (1) through (9) above exclude:

•	any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities;

•	any indebtedness, obligation or liability which is subordinated to indebtedness of Webster Financial to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated; and

•	the senior subordinated debt securities and the junior subordinated debentures issued to the Trusts and, unless expressly provided in the terms thereof, any other indebtedness of Webster Financial to its subsidiaries.

      As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to senior subordinated debt securities upon the creation of additional senior debt.

      The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the senior subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

      Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities and preferred equity of Webster Financial’s subsidiaries, since any right of Webster Financial to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors and preferred equity holders. If Webster Financial itself is recognized as a creditor of that subsidiary, the claims of Webster Financial would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster Financial. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

      The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

      We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms, if any, described in the applicable prospectus supplement.

      From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

      Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

      If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

      Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

      Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

      Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

      Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

      If we redeem the debt securities of any series, neither we nor any trustee will be required to:

(1) issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

      We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

      Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

      An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

      The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

      We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Webster Financial is the continuing entity; or

•	the successor entity, if other than Webster Financial, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster Financial’s assets, is incorporated in the United States and expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster Financial or any subsidiary as a result of that transaction as having been incurred by Webster Financial or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

      Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

      Any additional covenants of Webster Financial and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

      Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

              Events of Default

      The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

(1) failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

(2) failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

(3) default in making any sinking fund payment when due, for any debt security of the series;

(4) default in the performance or breach of any other covenant or warranty of Webster Financial contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

(5) specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster Financial or any significant subsidiary or either of their property; and

(6) any other event of default provided with respect to a particular series of debt securities.

      If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

      Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1) in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

(2) in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

      Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

      The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, or premium, if any, or interest on the debt securities at their respective due dates.

      Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

      Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

      Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under that indenture that is affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders of debt securities of such series issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1) except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; or

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

(2) reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

(3) modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

      The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster Financial with specific covenants in the indenture.

      Webster Financial and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to Webster Financial as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

(2) to add to the covenants of Webster Financial for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster Financial in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

(6) to secure or provide for the guarantee of the debt securities;

(7) to establish the form or terms of debt securities of any series and any related coupons;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9) to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities of any series issued under that indenture in any material respect;

(10) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and/or discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(11) to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series, including, among other things, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding shares of common stock or any merger, consolidation, statutory share exchange or combination or any sale, transfer or other disposition of all or substantially all of our properties and assets or other similar transactions;

(12) to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

(13) to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

(14) to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

      In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster Financial or any other obligor upon the debt securities or any affiliate of Webster Financial or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

      We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

      If the provisions in the applicable indenture relating to defeasance and covenant defeasance are applicable to the debt securities of or within any series, we may elect either:

(1) defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2) covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

      A trust will only be permitted to be established if, among other things:

(1) we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(2) no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

(3) the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster Financial or any subsidiary is a party or by which it is bound;

(4) certain other provisions set forth in the indenture are met;

(5) we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

(6) in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “— Subordination of Senior Subordinated Debt Securities”, would prevent Webster Financial from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

      In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

      If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock;

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of the relevant Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any preferred securities of the relevant Trust.

      Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

      We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the senior subordinated debt securities. In the case of our junior subordinated debentures, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

     Regarding the Trustees

      We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

      There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

      If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

     Governing Law

      The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Junior Subordinated Debentures

     General

      We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading

“Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

      The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

(1) the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

(2) the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

(3) the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

(4) the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

(5) the duration of the maximum consecutive period that Webster Financial may elect to defer payments of interest on the junior subordinated debentures;

(6) any redemption, repayment or sinking fund provisions;

(7) whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Webster Financial or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

(8) any applicable material United States federal income tax consequences; and

(9) any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

     Ranking

      Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Webster Financial and sold to the Trusts or other trusts or other entities to be established by Webster Financial that are similar to the Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Webster Financial, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Webster Financial or its subsidiaries. As of March 29, 2004 the aggregate principal amount of the senior indebtedness that is described in “— Description of Junior Subordinated Debentures — Subordination,” was $100.8 million.

     Form, Registration and Transfer

      The junior subordinated debentures will be issued in fully registered form. The junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust preferred securities and trust common securities until any dissolution of the Trust that issued such trust preferred securities and trust common securities. The trust preferred securities and the trust common securities issued by the Trusts are collectively referred to in this prospectus as the “trust securities.” If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to the holders in the same form as the trust securities were held. Accordingly, any depository arrangements for the junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See “Description of Trust Preferred Securities — Global Trust Preferred Securities.”

     Payment and Paying Agents

      Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee in the City of New York or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures; or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

      Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

      Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

     Option to Extend Interest Payment Date

      So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for an extension period, which will not exceed the maximum period specified in the applicable prospectus supplement for the deferral of interest. In addition, an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities while the trust securities are outstanding, will be required to accrue the deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to the income, regardless of the method of accounting used by the holders.

      Prior to the termination of any extension period, we may extend the extension period, provided that the extension does not cause the extension period to exceed the maximum extension period, end on a date other than an interest payment date or extend beyond the stated maturity of the related junior subordinated debentures. Upon the termination of any extension period, or any extension of an extension period, and the payment of all amounts then due, we may begin a new extension period, subject to the foregoing limitations. No interest will be due and payable during an extension period except at the end of that period. We must give the junior subordinated debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust securities would have been payable except for the election to begin or extend the extension period; or

•	the date by which the relevant Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to the record date.

      The junior subordinated debenture trustee will give notice of our election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend an extension period.

     Restrictions on Certain Payments

      We will also covenant that if at any time:

(1) any event occurs that, to our actual knowledge is a junior subordinated debenture event of default, and we have not taken reasonable steps to cure that event of default;

(2) if a Trust is the holder of the junior subordinated debentures, Webster Financial is in default with respect to any of its payment obligations under the guarantee relating to such Trust’s trust preferred securities; or

(3) we give notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures as provided in the junior subordinated debenture indenture and we have not rescinded that notice, and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in right of payment to the junior subordinated debentures;

provided, however, that we may do the following at any time:

(a) declare and pay dividends or distributions payable in shares of our common stock, or in options, warrants or rights to subscribe for or purchase shares of, our common stock;

(b) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(c) make payments under the guarantee;

(d) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

(e) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

(f) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations, under any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans.

      So long as the trust securities remain outstanding, we also will covenant:

(1) to maintain 100% direct or indirect ownership of the related trust common securities, it being understood that any permitted successor of Webster Financial under the junior subordinated debenture indenture may succeed to our ownership of the trust common securities;

(2) to use our best efforts to cause the Trust that issued such trust securities:

•	to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Trust, the conversion, exchange or redemption of all of its trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

•	to continue otherwise to be classified as a grantor trust for United States federal income tax purposes; and

•	to use its best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

(3) not to cause, as sponsor of such Trust, or to permit, as the holder of its trust common securities, the dissolution, liquidation or winding-up of such Trust, except as provided in the trust agreement.

     Modification of Junior Subordinated Debenture Indenture

      From time to time, Webster Financial and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. Webster Financial and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which:

•	change the stated maturity or reduce the principal of any junior subordinated debentures;

•	change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest, as more fully described in “— Description of Junior Subordinated Debentures–Option to Extend Interest Payment Date;”

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures;

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made;

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

•	impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

      Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•	we fail for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•	we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•	if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

•	we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Webster Financial.

      The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

      The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take action if the action is not taken by the property trustee of the Trust that issued such trust preferred securities. Notwithstanding the foregoing, if a junior subordinated debenture event of default has occurred and is continuing and is attributable either to (1) the failure of Webster Financial to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date or (2) the failure by Webster Financial to deliver the required securities or other rights upon an appropriate conversion or exchange right election a holder of the related trust preferred securities may institute a direct action. A “direct action” is a legal proceeding directly against Webster Financial for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be. Webster Financial may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the Trust or Trusts whose trust preferred securities are outstanding may become subject to the reporting obligations under the Securities Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Webster Financial in connection with a direct action, Webster Financial will remain obligated to pay the principal of and premium, if any, and interest on the related junior subordinated debentures, and Webster Financial will be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Webster Financial to the holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

      Webster Financial will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Webster Financial or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Webster Financial, unless:

•	in case Webster Financial consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Webster Financial’s obligations under the junior subordinated debentures and the guarantees;

•	immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing; and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

      The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•	Webster Financial deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

      The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Webster Financial, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

      In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

      No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if (1) there will have occurred and be continuing a default in any payment with respect to senior indebtedness, (2) any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist, (3) an event of default with respect to any senior indebtedness results in the acceleration of the maturity thereof, or (4) any judicial proceeding is pending with respect to any default.

      “Indebtedness,” for purposes of the sections “— Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

(1) every obligation of Webster Financial for money borrowed;

(2) every obligation of Webster Financial evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(3) every reimbursement obligation of Webster Financial with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Webster Financial;

(4) every obligation of Webster Financial issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

(5) every capital lease obligation of Webster Financial;

(6) all indebtedness of Webster Financial, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

(7) every obligation of the type referred to in clauses (1) through (6) of another person and all dividends of another person the payment of which, in either case, Webster Financial has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

(8) obligations of the type referred to in clauses (1) through (7) of another person secured by any lien on any property or asset of Webster Financial, whether or not the obligation is assumed by Webster Financial; and

(9) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

      “Indebtedness ranking equally with the junior subordinated debentures,” for purposes of the sections “— Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

•	indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Webster Financial; and

•	all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of the trust, partnership or other entity affiliated with Webster Financial that is a financing vehicle of Webster Financial in connection with the issuance by that financing vehicle of equity securities or other securities guaranteed by Webster Financial pursuant to an instrument that ranks equally with or junior in right of payment to the guarantee.

The securing of any indebtedness otherwise constituting indebtedness ranking equally with the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking equally with the junior subordinated debentures.

      “Indebtedness ranking junior to the junior subordinated debentures,” for purposes of the sections “— Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means any indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to the junior subordinated debentures, and any other indebtedness ranking equally with the junior subordinated debentures, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Webster Financial. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking junior to the junior subordinated debentures.

      “Senior indebtedness,” for purposes of the sections “— Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means all indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking equally with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

      The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Junior Subordinated Debenture Trustee

      The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF COMMON STOCK

      The following description is a general summary of the terms of the common stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

      Our certificate of incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At December 31, 2003, there were 46,276,219 shares of common stock outstanding and we had outstanding stock options granted to directors, officers and other employees for 3,470,688 shares of our common stock.

      Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

      Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

      The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any dissolution, liquidation, or winding up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

      The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

      The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

      Our certificate of incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our certificate of incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our certificate of incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

      Our certificate of incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1) at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2) at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3) meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested shareholder when it acquired its block of stock.

      The types of business combinations with an interested shareholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; and

•	any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the interested stockholder.

      Our certificate of incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested shareholder.

      Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, you may request a copy from us.

NYSE Listing

      Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

      The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

      Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of up to 3,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster Financial.

Series C Participating Preferred Stock

      Our series C participating preferred stock was authorized in connection with a rights agreement, which was adopted in February 1996 and amended in October 1998. We adopted the rights agreement to protect our stockholders in the event of an inadequate takeover offer or to deter coercive or unfair takeover tactics. Under the rights agreement, in general, each right entitles a holder to purchase, for $100, 1/1,000th of a share of series C participating preferred stock upon the occurrence of specified events. Currently, no shares of our series C participating preferred stock have been issued.

      The rights will be distributed upon the earliest of:

•	ten business days following a public announcement that a person or group of affiliated or associated persons (referred to in this discussion as an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock;

•	ten business days following the commencement of a tender offer or exchange offer that, if completed, would result in a person or group beneficially owning 15% or more of our outstanding common stock; or

•	ten business days after the board of directors has declared any person to be an “adverse person” (as that term is explained in the next paragraph).

      The board of directors, by a majority vote, will declare a person to be an “adverse person” upon making:

•	a determination that the person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of our outstanding common stock (provided that this determina-

tion will not be effective until the person has become the beneficial owner of 10% or more of our outstanding common stock); and

•	a determination, after reasonable inquiry and investigation, including consultation with anyone the board of directors deems appropriate, that:

(a) the beneficial ownership by this person is intended to cause, is reasonably likely to cause or will cause us to repurchase our common stock beneficially owned by the person or to cause pressure on us to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the board of directors believes that the best long-term interests of us and our stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time;

(b) the beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of our ability to maintain its competitive position) on our business or prospects; or

(c) the beneficial ownership is otherwise determined to be not in the best interests of us and our stockholders, employees, customers and the communities in which we do business.

      However, the board of directors may not declare a person to be an adverse person if, prior to the time that the person acquired 10% or more of the shares of our common stock then outstanding, the person provided to the board of directors a written statement of the person’s purpose and intentions with respect to the acquisition of our common stock, and the board of directors deemed it appropriate not to declare the person an adverse person. The board of directors may impose conditions on any such determination (such as the person not acquiring more than a specified amount of our common stock).

      In the event that the board of directors determines that a person is an adverse person or a person becomes the beneficial owner of 15% or more of the then outstanding shares of our common stock, each holder of a right will have the right to receive:

•	upon exercise and payment of the exercise price, our common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to two times the exercise price of the right; or

•	at the discretion of the board of directors, upon exercise and without payment of the exercise price, our common stock (or, in certain circumstances, cash, property or other of our securities) having a value equal to the difference between the exercise price of the right and the value of the consideration that would be payable under the immediately preceding bullet point.

      The rights are not exercisable until distributed and will expire at the close of business on February 4, 2006, unless earlier redeemed by us as described below.

      At any time after a person becomes an acquiring person or is declared an adverse person by the board of directors, the board may exchange all of the rights at an exchange ratio of one share of our common stock per right.

      In general, the board of directors may redeem the rights at a price of $.01 per right at any time until ten business days after the date of distribution.

      The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us. The rights, however, would not interfere with any merger or other business combination approved by the board of directors since the board may, at its option, at any time prior to any person becoming an acquiring person, redeem all rights or amend the rights agreement to exempt the person from the rights agreement.

      A copy of the rights agreement has been filed with the SEC. See “Where You Can Find More Information” for information on where you can obtain a copy. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement.

Terms of the Preferred Stock That We May Offer and Sell to You

      You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

(1) the title and stated value of the preferred stock being offered;

(2) the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

(3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

(4) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

(5) the procedures for any auction and remarketing, if any, for the preferred stock being offered;

(6) the provisions for a sinking fund, if any, for the preferred stock being offered;

(7) the provisions for redemption, if applicable, of the preferred stock being offered;

(8) any listing of the preferred stock being offered on any securities exchange or market;

(9) the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

(10) voting rights, if any, of the preferred stock being offered;

(11) whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

(12) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

(13) the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial;

(14) any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial; and

(15) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

      Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster Financial, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with our series C participating preferred stock and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

      For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

      Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

      Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

      If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

(1) if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

(2) if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

      When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

      Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster Financial be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial.

      Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

      If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

      The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

      Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed; and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster Financial ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster Financial, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster Financial, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

      For those purposes, the consolidation or merger of Webster Financial with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster Financial, will not be deemed to constitute a liquidation, dissolution or winding up of Webster Financial.

Voting Rights

      Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

      Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1) increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2) increase or decrease the par value of the shares of that series of preferred stock; or

(3) alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

      The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster Financial or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster Financial’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

      The transfer agent and registrar for the preferred stock will be American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

      The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

      Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

      We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

      In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

      Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

      The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

      If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

      After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

      We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

      When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

      Webster Financial and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

      We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

      We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

      We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

      Neither the depositary nor Webster Financial will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster Financial and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster Financial and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster Financial and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster Financial and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

      The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

      Webster Financial, each depositary and any agent of Webster Financial or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

      We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

      The applicable prospectus supplement will contain a description of the following terms:

(1) the title of the warrants;

(2) the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

(3) the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

(4) the price or prices at which the warrants will be issued;

(5) the aggregate number of warrants;

(6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

(7) the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

(8) if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

(9) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(10) the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

(11) the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

(12) the maximum or minimum number of warrants which may be exercised at any time;

(13) information with respect to book-entry procedures, if any; and

(14) any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

      Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

      Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

      Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

      The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The descriptions of the trust preferred securities and the trust agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreements. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

      The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

      Each Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of such Trust. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities of a Trust will rank equally, and payments will be made proportionately, with the preferred securities of such Trust. However, if an event of default under the trust agreement of such Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of such Trust. Webster Financial will own, directly or indirectly, all of the trust common securities of each Trust.

      The trust preferred securities issued by a Trust will represent preferred undivided beneficial interests in such Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over the trust common securities of such Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Trust under the circumstances described under “— Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of a Trust. Each Trust will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

      A Trust that offers preferred trust securities will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

(1) the specific designation, number and purchase price of the trust preferred securities;

(2) the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

(3) whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

(4) the liquidation amount per trust preferred security which will be paid out of the assets of such Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of such Trust;

(5) the obligation or right, if any, of such Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

(6) the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether such Trust will have the option to convert such trust preferred securities into cash;

(7) if applicable, any securities exchange upon which the trust preferred securities will be listed;

(8) the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

(9) the terms and conditions, if any, upon which junior subordinated debentures held by such Trust may be distributed to holders of preferred securities;

(10) the title or designation and terms of any securities with which the preferred securities are issued as a unit;

(11) whether the trust preferred securities will or may be represented by one or more global certificates;

(12) whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

(13) any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

      Each Trust offering trust preferred securities will also describe certain material United States federal income tax considerations applicable to such trust preferred securities in the applicable prospectus supplement.

      The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of such Trust except as described under “— Subordination of Trust Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Webster Financial equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of each Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Webster Financial will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trusts when they do not have funds legally available for payment. See “Description Of Guarantees.”

      The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of Webster Financial. If Webster Financial fails to make a required payment in respect of those junior subordinated debentures, the relevant Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

      So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the relevant Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

      Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the relevant Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by such Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The relevant Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “— Subordination of Trust Common Securities.”

      If Webster Financial redeems less than all of the junior subordinated debentures issued to a Trust before the stated maturity of the junior subordinated debentures, then such Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “— Subordination of Trust Common Securities.” If such Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “— Global Trust Preferred Securities.”

Redemption Procedures

      Unless otherwise provided in the relevant trust agreement and described in the applicable prospectus supplement, if a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•	with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•	with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

      If the relevant Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the relevant Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that a Trust or Webster Financial improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description Of Guarantees”:

•	distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Trust to the date the applicable redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

      Subject to applicable law, including, without limitation, United States federal securities law, Webster Financial or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trusts and Distribution of Junior Subordinated Debentures

      Webster Financial will have the right at any time to dissolve each Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Trust in liquidation of such Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law. Unless otherwise stated in a Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Webster Financial having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of such Trust and subject to any regulatory approval.

      Each Trust will automatically dissolve upon the first to occur of:

(1) certain events of bankruptcy, dissolution or liquidation of Webster Financial;

(2) the distribution of the related junior subordinated debentures to the holders of the trust securities of such Trust, if Webster Financial, as sponsor, has given written direction to the property trustee to dissolve such Trust, which direction is optional and, except as described above, wholly within the discretion of Webster Financial, as sponsor;

(3) the conversion, exchange or redemption of all of the trust securities of such Trust;

(4) expiration of the term of such Trust; and

(5) the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate such Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of such Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of such Trust will have a priority over its trust common securities in respect of liquidation distributions. See “— Subordination of Trust Common Securities.”

      After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1) the trust securities will no longer be deemed to be outstanding;

(2) each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution; and

(3) any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Webster Financial will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

      There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

      Each Trust that issues trust securities will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the relevant Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of such Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

      Upon the occurrence and continuance of an event of default under a Trust’s trust agreement, Webster Financial, as the holder of the trust common securities of such Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of such Trust will act solely on behalf of the holders of the trust preferred securities of such Trust and not on behalf of Webster Financial as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures — Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for each Trust, unless otherwise provided in the trust agreement for such Trust and described in the applicable prospectus supplement. Within the time period specified in each trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the relevant Trust, the administrative trustees of such Trust and Webster Financial, as sponsor, unless the event of default will have been cured or waived.

      For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Webster Financial, see “Description Of Junior Subordinated Debentures — Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

      Unless a junior subordinated debenture event of default has occurred and is continuing, Webster Financial, as the holder of trust common securities of each Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of such Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Webster Financial as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

      Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts

      Each Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “— Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Each Trust may, at the request of Webster Financial, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1) the successor entity either:

•	expressly assumes all of the obligations of such Trust with respect to the trust securities of such Trust; or

•	substitutes for the trust securities of such Trust successor securities, which are securities having substantially the same terms as the trust securities of such Trust, so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) Webster Financial expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

(3) the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Trust are then listed, if any;

(4) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

(5) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity;

(6) the successor entity has a purpose substantially identical to that of such Trust;

(7) prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Webster Financial has received an opinion from independent counsel to such Trust experienced in these matters to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity; and

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

(8) Webster Financial or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

      Notwithstanding the foregoing, no Trust will, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts” and “Description Of Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

      Webster Financial, the property trustee and the administrative trustees may amend from time to time the trust agreement of each Trust, without the consent of the holders of the trust securities of such Trust:

(1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2) to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that such Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Trust will not be required to register as an investment company under the Investment Company Act.

      Subject to the immediately preceding paragraph, the trustees and Webster Financial may amend from time to time the trust agreement of each Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of such Trust; and

•	upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to such trustees in accordance with the amendment will not affect such Trust’s status as a grantor trust for United States federal income tax purposes or such Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, the trust agreement of a Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of such Trust;

•	authorize the issuance of any additional beneficial interests in such Trust;

•	change the conversion, exchange or redemption provisions of such trust securities;

•	change the conditions precedent for Webster Financial to elect to dissolve such Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

•	change the liquidation distribution or other provisions of such trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of such Trust;

•	affect the limited liability of any holder of the trust securities; or

•	restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

      So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures; or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of such Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

      The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that such Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Webster Financial or any affiliate of Webster Financial will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

      Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of each Trust will initially be the property trustee such Trust and any co-paying agent chosen by the property trustee of such Trust and acceptable to the administrative trustees of such Trust and Webster Financial. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the relevant Trust, the administrative trustees of the relevant Trust and Webster Financial. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the relevant Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the relevant Trust and Webster Financial, to act as paying agent.

Registrar and Transfer Agent

      The property trustee of each Trust will act as registrar and transfer agent for the trust preferred securities of such Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustees

      The property trustee of each Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of such Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Webster Financial and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

      The trust agreements of the Trusts and their trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

      The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that:

•	such Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	such Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the related junior subordinated debentures will be treated as indebtedness of Webster Financial for United States federal income tax purposes.

      Webster Financial and the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of such Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of trust preferred securities will not have any preemptive or similar rights.

      No Trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

      Webster Financial will execute and deliver a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of such Trust. Each guarantee will be held for benefit of the holders of the trust preferred securities of the relevant Trust by a guarantee trustee. Webster Financial will qualify each guarantee as an indenture under the Trust Indenture Act, and each guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions of terms, and those made a part of the guarantees by the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantees herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the forms of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which a guarantee applies.

General

      Unless otherwise specified in the applicable prospectus supplement, Webster Financial will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the relevant Trust, as and when due, except to the extent paid by such Trust, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the relevant Trust, will be subject to the guarantee:

(1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that such Trust has funds legally available therefor at such time;

(2) the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that such Trust has funds legally available therefor at such time; and

(3) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Trust, to the extent that such Trust has funds legally available therefor at the time; and

•	the amount of assets of such Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

      The guarantees will be guarantees on a subordinated basis (as described under “— Ranking” below) of the relevant Trust’s obligations under its trust preferred securities but will apply only to the extent that the relevant Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by a Trust, we expect that such Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

      Webster Financial’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Webster Financial to the holders of the trust preferred securities entitled to those payments or by causing the relevant Trust to pay those amounts to the holders.

      Webster Financial will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s obligations under its trust preferred securities.

Ranking

      Each guarantee will constitute an unsecured obligation of Webster Financial and will rank:

(1) subordinate and junior in right of payment to all other liabilities of Webster Financial, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equal or subordinate by their terms; and

(2) senior to all capital stock now or hereafter issued by Webster Financial and to any guarantee now or hereafter entered into by Webster Financial in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of each Trust will rank equally with all other guarantees issued or to be issued by Webster Financial with respect to the trust preferred trust securities of the other Trusts and the securities of other trusts similar to the Trusts.

      The guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Webster Financial or any of its subsidiaries.

Guarantee of Payment

      Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the relevant Trust or upon distribution of the related junior subordinated debentures to the holders of its trust preferred securities.

Certain Covenants of Webster Financial

      In general, we will covenant in each guarantee that, so long as any trust preferred securities remain outstanding, if:

•	any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•	we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, as described under the caption “Description of Junior Subordinated Debentures — Option to Defer Interest Payments” and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

(a) declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b) make payments under the guarantee;

(c) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

(e) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of a Trust, in which case no approval will be required, the guarantee of such trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of such Trust. The manner of obtaining any approval will be as set forth under “Description Of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of Webster Financial and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under a guarantee will occur upon the failure of Webster Financial to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Webster Financial will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

      If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity.

Termination

      A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the relevant Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a default by Webster Financial in performance of a guarantee, will undertake to perform only the duties as are specifically set forth in the relevant guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trusts

      The trust preferred securities issued by a Trust will represent preferred beneficial interests in such Trust. Each Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Webster Financial and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

      Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of a Trust, after satisfaction of the liabilities of creditors of such Trust as required by applicable law, the holders of the trust securities of such Trust will be entitled to receive, out of assets held by such Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Webster Financial, the property trustee of a Trust that has issued preferred trust securities, as holder of the related junior subordinated debentures, would be a creditor of Webster Financial, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Webster Financial receive payments or distributions.

DESCRIPTION OF PURCHASE CONTRACTS

      As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster Financial, and obligating Webster Financial to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, or trust preferred securities of one or more of the Trusts, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

      The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

      The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster Financial, trust preferred securities of one or more of the Trusts, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

      The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

      The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

      As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

      The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

      Webster Financial and the Trusts may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to its stockholders; or

•	through a combination of any of these methods of sale.

      The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster Financial and/or the relevant Trust from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

      Webster Financial and each Trust may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

      Webster Financial and each Trust may directly solicit offers to purchase offered securities. Agents designated by Webster Financial and/or a Trust from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster Financial and/or a Trust, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster Financial and/or a Trust to such agent will be set forth in the prospectus supplement.

      If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster Financial and/or the relevant Trust will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

      If an underwriter is, or underwriters are, used in the sale, Webster Financial and the relevant Trust (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster Financial and/or the relevant Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

      If so indicated in the applicable prospectus supplement, Webster Financial and/or the relevant Trust will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster Financial and/or the relevant Trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, Webster Financial and/or the relevant Trust will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

      Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster Financial and/or the relevant Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster Financial and/or the relevant Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

      Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the relevant Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the relevant Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

      Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster Financial and/or the relevant Trust, to indemnification by Webster Financial and/or the relevant Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster Financial in the ordinary course of business.

      Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

      The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

      Certain legal matters in connection with the offered securities will be passed upon for Webster Financial and the Trusts by Hogan & Hartson L.L.P., counsel to Webster Financial, and certain matters of Delaware law regarding the Trusts and the trust preferred securities will be passed on for the Trusts by Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trusts. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

EXPERTS

      The consolidated financial statements of Webster Financial at December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The Webster Financial audit report covering the December 31, 2003 consolidated financial statements refers to the adoption in 2002 of changes in accounting for stock-based compensation awards and goodwill and other intangible assets.

$150,000,000

5.125% Senior Notes Due April 15, 2014

PROSPECTUS SUPPLEMENT

Sandler O’Neill & Partners, L.P.

Sole Book-Running Lead Manager

Keefe, Bruyette & Woods	Friedman Billings Ramsey